Exhibit 99.6

C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/vslr or scan the QR code by [_] on [_], 2020 — login details are located in the shaded bar below Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada by [_] on [_], 2020 Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/vslr Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Virtual Special Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends you vote FOR proposals 1, 2, and 3. For Against Abstain For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of 2. To approve, on a non-binding, advisory basis, certain July 6, 2020 (as it may be amended from time to time, the compensation that will or may be paid by Vivint Solar to certain “merger agreement”), by and among Sunrun Inc., Viking Merger of its named executive officers that is based on or otherwise Sub, Inc. and Vivint Solar, Inc. (“Vivint Solar”) (the “Vivint Solar relates to the merger contemplated by the merger agreement. merger proposal”); 3. To adjourn the virtual special meeting of stockholders of Vivint NOTE: Vivint Solar will transact no other business at the Vivint Solar virtual special meeting, Solar to a later date or dates, if necessary or appropriate, to except such business as may properly be brought before the Vivint Solar virtual special solicit additional proxies in the event there are not sufficient meeting or any adjournment or postponement thereof. votes at the time of the virtual special meeting to approve the Vivint Solar merger proposal. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 474459 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

The Virtual Special Meeting of Vivint Solar, Inc. Stockholders to be held virtually on ___________at___________ Mountain Time. You may attend the Virtual Special Meeting, vote your shares electronically, and submit questions during the meeting via live webcast at ___________. Please use passcode VSLR2020 and your 15-digit control number found in the shaded bar of this proxy card to participate in the Virtual Special Meeting. Important Notice Regarding the Availability of Proxy Materials for the Vivint Solar Virtual Special Meeting: The Notice, Joint Proxy Statement/Prospectus and Proxy Card are available at www.envisionreports.com/vslr. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/vslr qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy – Vivint Solar, Inc. + Notice of Virtual Special Meeting of Stockholders The Virtual Special Meeting will be held in a virtual meeting format only, via the Internet, with no physical in person meeting. You may attend the Virtual Special Meeting, submit questions and vote your shares online during the meeting via live webcast at ___________. Please use passcode VSLR2020 and your 15-digit control number found in the shaded bar of the proxy card to participate in the Virtual Special Meeting. Proxy Solicited by Board of Directors of Vivint Solar, Inc. for Virtual Special Meeting of Stockholders to be held on ___________ DAVID BYWATER AND DANA C. RUSSELL, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Virtual Special Meeting of Stockholders to be virtually held on ___________ or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated but you sign and return your proxy card, the shares represented by your proxy card will be voted as the Board of Directors of Vivint Solar, Inc. recommends. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +